UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2007

Comfort Systems USA, Inc. 401(k) Plan

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 500
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 830-9600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

This Current Report on Form 8-K relates solely to the Comfort Systems USA, Inc. 401(k) Plan (the “Plan”).

The partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY Mann Frankfort”), the independent registered public accounting firm of the Plan, have announced that they are joining UHY LLP.  UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort has an affiliation.  UHY LLP is a legal entity that is separate from UHY Mann Frankfort.  Due to UHY Mann Frankfort’s organizational change, UHY Mann Frankfort advised the Plan that it had ceased to provide audit services to the Plan as of March 27, 2007, and had resigned as the independent registered public accounting firm of the Plan.  None of the reports of UHY Mann Frankfort on the Plan’s financial statements has contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  UHY Mann Frankfort did not report on the financial statements of the Plan for any subsequent interim period.

On March 28, 2007, UHY LLP was engaged as the Plan’s independent registered public accounting firm for the Plan’s fiscal year ending December 31, 2006.  The engagement of UHY LLP was approved by the Plan.  During the Plan’s two most recent fiscal years or subsequent interim periods, the Plan has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, nor did UHY LLP provide advice to the Plan, either written or oral, that was an important fact considered by the Plan in reaching a decision as to the accounting, auditing or financial reporting issue.  Further, during the Plan’s two most recent fiscal years or subsequent interim periods, the registrant has not consulted with UHY LLP on any matter that was the subject of a disagreement or a reportable event.

 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC. 401(k) PLAN

	By:	/s/ WILLIAM GEORGE
William George
Executive Vice President of
Comfort Systems USA, Inc.
401(k) Investment Committee Member

Date: April 2, 2007